UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52032	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) William F. Rountree, Jr., currently President and Chief Executive Officer of Monarch Financial Holdings, Inc. (the “Company”), turned 65 in July of 2009. As part of the Company’s management transition plan, Mr. Rountree retained the title of President and Chief Executive Officer of the Company and stepped down as Chief Executive Officer and President of Monarch Bank (the “Bank”) in May 2009. At that time Mr. Brad E. Schwartz was named Chief Executive Officer of the Bank and Mr. E. Neal Crawford was named President of the Bank. Previous to that time Mr. Schwartz served as Executive Vice President and Chief Operating and Financial Officer of the Company and the Bank, and Mr. Crawford served as Market President-Norfolk for the Bank. Mr. Crawford, Mr. Rountree, and Mr. Schwartz all currently serve as members of the board of directors of the Company and the Bank. The transition plan is expected to continue and it is expected that Mr. Rountree will step down as Chief Executive Officer in 2010 but will continue to serve as part of Monarch’s executive management team for at least the next three years.

(e) On May 4, 2007, the Bank signed Employment Agreements with Edward O. Yoder, President and Chief Executive Officer of Monarch Mortgage, a division of the Bank (“Monarch Mortgage”) and William T. Morrison, Executive Vice President and Chief Operating Officer of Monarch Mortgage (collectively, the “Employment Agreements”). The Employment Agreements provide for an initial term of two years, beginning on May 1, 2007, and automatic renewal for successive two-year periods unless either party gives written notice indicating a desire to the contrary.

Mr. Yoder’s employment agreement provides for a salary to be determined from time to time by the Board of Directors, but not less than $165,000. Mr. Yoder also will receive on a quarterly basis 25% of the quarterly pre-tax income of Monarch Mortgage to distribute to employees, including himself and known as the “bonus pool,” as appropriate. In addition, he will receive on a quarterly basis 10% of the quarterly spread income of Monarch Mortgage, defined as the income earned by Monarch Mortgage from the time loans close until the time such loans are sold to third party investors and loans generated by Monarch Mortgage and booked on the balance sheet of the Bank, to distribute to employees, including himself, as appropriate. Mr. Yoder is also entitled to commissions of up to 65 basis points of his personal production, as determined by the Bank’s president.

Mr. Morrison’s employment agreement provides for a salary to be determined from time to time by the Board of Directors, but not less than $165,000. Mr. Morrison also will share in the bonus pool comprised of 25% of the quarterly pre-tax income of Monarch Mortgage. In addition, he will receive on a quarterly basis 5% of the quarterly spread income of Monarch Mortgage, defined as the income earned by Monarch Mortgage from the time loans close until the time such loans are sold to third party investors and loans generated by Monarch Mortgage and booked on the balance sheet of the Bank, to distribute to employees, including himself, as appropriate. Mr. Morrison is also entitled to commissions of up to 65 basis points of his personal production, as determined by the Bank’s president.

The Employment Agreements also provide for benefits including a company vehicle, participation in employee benefit, disability and retirement plans, eligibility for health, dental, life and disability insurance and participation in the Bank’s Supplemental Executive Retirement Plan, pursuant to which the employee will be eligible to receive a retirement benefit of $30,000 per year for ten years following the employee’s retirement.

Under the Employment Agreements, termination by the Bank without cause entitles the employee to receive the greater of his unpaid salary that would have otherwise been paid to the employee pursuant to the Employment Agreements for the period from the effective date of the termination to the end of the term or one year’s annual salary. These benefits are conditioned on a covenant not to compete for a period of two years within a 30 mile radius of any office of Monarch Mortgage in existence on the date of departure.

If the employee is terminated for “cause,” as defined in the Employment Agreements, the employee will be entitled to receive any regular salary earned and benefits accrued. The employee may resign at any time upon 90 days’ prior written notice, at which time the employee will have no rights to any further compensation or benefits after the 90-day period has expired. The Employment Agreements also include non-disclosure and non-solicitation provisions in addition to the covenant not to compete described above.

On December 19, 2008, the Employment Agreements were amended to comply with Section 409A of the Internal Revenue Code.

The Employment Agreements, as amended, are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2006, the Company filed its initial Articles of Incorporation (the “Initial Articles”) with the Commonwealth of Virginia State Corporation Commission (the “SCC”). After the Initial Articles were filed with the SCC, the Company discovered several typographical errors in the Initial Articles and, on March 15, 2006, amended its Articles of Incorporation by filing Amended and Restated Articles of Incorporation (the “Restated Articles”) through an Articles of Restatement with the SCC, effective immediately. Specifically, the Company made the following amendments in the Restated Articles:

•	Article III was amended by correcting the Company’s authorized common stock from “five million (20,000,000) shares” to “twenty million (20,000,000) shares”;

•	Article IV, which included information regarding the initial registered office and initial registered agent, was removed;

•	Articles V through VII of the Initial Articles were renumbered to be Articles IV through VI of the Restated Articles; and

•

Article V of the Initial Articles (or Article IV of the Restated Articles) was amended by correcting the term expiration dates for the initial classes of the Company’s directors from 2008, 2009 and 2010 to 2007, 2008 and 2009.

On June 6, 2006, the Company inadvertently attached the Initial Articles as Exhibit 3.1 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission for the purpose of registering the Company’s common stock under Rule 12g-3 under the Securities Exchange Act of 1934, as amended. The Restated Articles are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Monarch Financial Holdings, Inc.

10.1	Employment Agreement, dated May 4, 2007, between Monarch Mortgage, a division of Monarch Bank, and Edward O. Yoder, including an Addendum dated March 5, 2008 and the First Amendment to the Employment Agreement dated December 19, 2008

10.2	Employment Agreement, dated May 4, 2007, between Monarch Mortgage, a division of Monarch Bank, and William Morrison, including an Addendum dated March 5, 2008 and the First Amendment to the Employment Agreement dated December 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.
(Registrant)

Date: October 14, 2009	By:	/S/ BRAD E. SCHWARTZ
Brad E. Schwartz, Executive Vice President Chief Financial & Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Monarch Financial Holdings, Inc.

10.1	Employment Agreement, dated May 4, 2007, between Monarch Mortgage, a division of Monarch Bank, and Edward O. Yoder, including an Addendum dated March 5, 2008 and the First Amendment to the Employment Agreement dated December 19, 2008

10.2	Employment Agreement, dated May 4, 2007, between Monarch Mortgage, a division of Monarch Bank, and William Morrison, including an Addendum dated March 5, 2008 and the First Amendment to the Employment Agreement dated December 19, 2008